Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2021 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.225 PER SHARE

ARLINGTON, Texas (Business Wire) - November 9, 2021
Fiscal 2021 Fourth Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 65% to $3.70
•Net income attributable to D.R. Horton increased 62% to $1.3 billion
•Consolidated revenues increased 27% to $8.1 billion
•Consolidated pre-tax income increased 63% to $1.7 billion
•Consolidated pre-tax profit margin improved 480 basis points to 21.3%
•Repurchased 2.3 million shares of common stock for $212.6 million

Fiscal 2021 Highlights - comparisons to the prior year
•Net income per diluted share increased 78% to $11.41
•Net income attributable to D.R. Horton increased 76% to $4.2 billion
•Consolidated revenues increased 37% to $27.8 billion
•Consolidated pre-tax income increased 80% to $5.4 billion
•Consolidated pre-tax profit margin improved 460 basis points to 19.3%
•Homes closed increased 25% to 81,965 homes and 35% in value to $26.5 billion
•Net sales orders increased 4% to 81,378 homes and 18% in value to $27.7 billion
•Cash provided by homebuilding operations totaled $1.2 billion
•Book value per common share increased 29% to $41.81
•Repurchased 10.4 million shares of common stock for $874.0 million
•Return on equity was 31.6% and homebuilding return on inventory was 37.9%

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its fourth fiscal quarter ended September 30, 2021 increased 65% to $3.70 per diluted share compared to $2.24 per diluted share in the same quarter of fiscal 2020. Net income attributable to D.R. Horton in the fourth quarter of fiscal 2021 increased 62% to $1.3 billion compared to $829.0 million in the same quarter of fiscal 2020. Homebuilding revenue for the fourth quarter of fiscal 2021 increased 24% to $7.6 billion from $6.2 billion in the same quarter of fiscal 2020. Homes closed in the quarter increased 8% to 21,937 homes compared to 20,248 homes closed in the same quarter of fiscal 2020.

For the fiscal year ended September 30, 2021, net income per common share attributable to D.R. Horton increased 78% to $11.41 per diluted share compared to $6.41 per diluted share in fiscal 2020. Net income attributable to D.R. Horton in fiscal 2021 increased 76% to $4.2 billion compared to $2.4 billion in fiscal 2020. The prior year results include an income tax benefit of $93.4 million related to federal energy efficient homes tax credits that were retroactively reinstated during fiscal 2020. Homebuilding revenue for the fiscal year ended September 30, 2021 increased 35% to $26.6 billion from $19.6 billion in fiscal 2020. Homes closed in fiscal 2021 increased 25% to 81,965 homes compared to 65,388 homes closed in fiscal 2020.

Net sales orders for the fourth quarter ended September 30, 2021 decreased 33% to 15,949 homes and 17% in value to $6.0 billion compared to 23,726 homes and $7.3 billion in the same quarter of fiscal 2020. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2021 was 19%, unchanged from the prior year quarter. Net sales orders for the fiscal year ended September 30, 2021 increased 4% to 81,378 homes and 18% in value to $27.7 billion compared to 78,458 homes and $23.6 billion in fiscal 2020. The Company's cancellation rate for fiscal 2021 was 17% compared to 20% in fiscal 2020. The Company's sales order backlog of homes under contract at September 30, 2021 decreased 2% to 26,221 homes and increased 16% in value to $9.5 billion compared to 26,683 homes and $8.2 billion at September 30, 2020.

At September 30, 2021, the Company had 47,800 homes in inventory, of which 21,700 were unsold. 900 of the Company’s unsold homes at September 30, 2021 were completed. The Company's homebuilding land and lot portfolio totaled 530,300 lots at the end of the year, of which 24% were owned and 76% were controlled through land purchase contracts.

The Company's return on equity (ROE) was 31.6% in fiscal 2021, and homebuilding return on inventory (ROI) was 37.9%. ROE is calculated as net income attributable to D.R. Horton for the year divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the year divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the year with $3.0 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $5.0 billion. Homebuilding debt at September 30, 2021 totaled $3.2 billion, which includes $350 million of senior notes that mature in fiscal 2022. The Company's homebuilding debt to total capital ratio at September 30, 2021 was 17.8%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders' equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team finished the year strong with record homes closed in the month of September, resulting in our fourth quarter consolidated pre-tax income increasing 63% to $1.7 billion on a 27% increase in revenues and a 480 basis point increase in our pre-tax profit margin to 21.3%. For the year, our consolidated pre-tax income increased 80% to $5.4 billion on a 37% increase in revenues and a 460 basis point increase in our pre-tax profit margin to 19.3%. With a record 81,965 homes closed in fiscal 2021 representing 10% national market share, D.R. Horton completed its 20th consecutive year as the largest homebuilder in the United States.

"Over the last five years, we have grown our consolidated revenues by 128% and our earnings per share by 383%, while also generating $5.9 billion of cash flows from homebuilding operations, more than doubling our book value per share, reducing our homebuilding leverage to below 20% and significantly increasing our returns on inventory and equity to greater than 30%. These results reflect the strength of our experienced teams, industry-leading market share, broad geographic footprint and affordable product offerings across multiple brands.

“Housing market conditions remain very robust, with homebuyer demand exceeding our current capacity to deliver homes across most of our markets. We have continued to experience significant disruptions in our supply chain, including shortages and delivery delays in certain building materials along with tightness in the labor market. Consequently, in the fourth quarter, we continued intentionally restricting our home sales pace by selling homes later in the construction cycle to align with our production levels and better ensure the certainty of home close dates for our homebuyers. Currently, we are still restricting the pace of our sales orders during our first fiscal quarter, but to a lesser extent than during our fourth quarter.

"As we navigate the current supply chain challenges, we are focused on increasing our production capacity and infrastructure to support a higher level of home starts. After starting construction on 22,400 homes during the fourth quarter, our homes in inventory at September 30, 2021 increased 26% from a year ago to 47,800 homes. During October 2021, we started more than 8,000 homes, further supporting our strong positioning to produce double-digit volume growth in fiscal 2022.

“We remain focused on maximizing returns and capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions, D.R. Horton is providing initial guidance for fiscal 2022 including:
•Consolidated revenues of $32.5 billion to $33.5 billion
•Homes closed between 90,000 homes and 92,000 homes
•Income tax rate of approximately 24%

The Company plans to also provide guidance for its first quarter of fiscal 2022 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential lot development company, which currently operates in 56 markets and 23 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the fourth quarter ended September 30, 2021, Forestar sold 4,902 lots and generated $418.7 million of revenue compared to 3,977 lots and $347.6 million of revenue in the prior year quarter. For the fiscal year ended September 30, 2021, Forestar sold 15,915 lots and generated $1.3 billion of revenue compared to 10,373 lots and $931.8 million of revenue in fiscal 2020.

Forestar’s pre-tax income in the fourth quarter of fiscal 2021 increased 84% to $58.8 million with a pre-tax profit margin of 14.0% compared to $32.0 million of pre-tax income and a 9.2% pre-tax profit margin in the same quarter of fiscal 2020. For the fiscal year ended September 30, 2021, Forestar’s pre-tax income increased 88% to $146.6 million with a pre-tax profit margin of 11.1% compared to $78.1 million of pre-tax income and a 8.4% pre-tax profit margin in fiscal 2020. The results for fiscal 2021 include an $18.1 million pre-tax loss on extinguishment of debt related to the redemption of Forestar’s 8.0% senior notes due 2024 in May 2021.

Financial Services
For the fourth quarter ended September 30, 2021, financial services revenues were $222.5 million compared to $220.9 million in the same quarter of fiscal 2020. Financial services pre-tax income for the quarter was $102.5 million with a pre-tax profit margin of 46.1% compared to $121.2 million of pre-tax income and a 54.9% pre-tax profit margin in the prior year quarter. For the fiscal year ended September 30, 2021, financial services revenues increased 41% to $823.6 million compared to $584.9 million in fiscal 2020. Financial services pre-tax income for fiscal 2021 increased 49% to $364.6 million with a pre-tax profit margin of 44.3% compared to $245.2 million of pre-tax income and a 41.9% pre-tax profit margin in fiscal 2020.

Rental Operations
The Company's rental operations generated $74.3 million of pre-tax income in the fourth quarter and $86.5 million of pre-tax income in fiscal 2021.

At September 30, 2021, the Company's multi-family rental operations had 15 projects under active construction and one project that was substantially complete and in the lease-up phase. These 16 projects represent 4,690 multi-family units, including 4,340 units under active construction and 350 completed units. During fiscal 2021, the Company sold three multi-family rental properties for $191.9 million (960 total units), all of which were sold in the fourth quarter, compared to two properties (540 total units) sold in fiscal 2020. At September 30, 2021, the consolidated balance sheet included $446.5 million of assets related to multi-family rental operations, which included $425.1 million of rental properties recorded as inventory.

During the fourth quarter of fiscal 2021, the Company sold one single-family rental property for $21.0 million (64 total homes). During fiscal 2021, the Company sold three single-family rental properties (260 total homes) for $75.9 million. There were no sales of single-family rental properties in fiscal 2020. At September 30, 2021, the consolidated balance sheet included $418.5 million of assets related to single-family rental operations, which included $415.8 million of rental property inventory related to 55 communities. These communities include 2,650 homes and finished lots, of which 865 homes were completed. The Company's single-family rental sales and inventories are reported separately and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Reclassifications
During the third quarter of fiscal 2021, the Company changed the presentation of its single and multi-family rental operations in its consolidated financial statements. Bulk sales of rental properties are now presented as revenues and cost of sales, rental assets previously recorded as property and equipment have been reclassified to inventory, and related cash flows for the single and multi-family rental operations are now included in operating activities. Prior to the third quarter of fiscal 2021, bulk sales of rental properties were presented on a net basis as a gain on sale of assets, and the majority of the cash flow activities were included in investing activities. This presentation was effected on a prospective basis in the Company’s consolidated financial statements beginning in the third quarter of fiscal 2021.

Additionally, during the fourth quarter of fiscal 2021, the Company reassessed its operating segments and reportable segments. As a result, the Company combined its single-family rental operations and its multi-family rental operations into a new rental reporting segment. The Company’s single-family rental operations had previously been reported in its homebuilding segment and its multi-family operations had previously been reported in its other segment. Additionally, the Company realigned the aggregation of its homebuilding operating segments into six new reportable segments to better allocate its homebuilding operating segments across geographic reporting regions. Segment information reported in prior year periods has been reclassified to conform to the 2021 presentation.

Based on the new aggregation, the six reporting segments and the states in which the Company has homebuilding operations are as follows:

Northwest:	Colorado, Oregon, Utah and Washington
Southwest:	Arizona, California, Hawaii, Nevada and New Mexico
South Central:	Oklahoma and Texas
Southeast:	Alabama, Florida, Louisiana and Mississippi
East:	Georgia, North Carolina, South Carolina and Tennessee
North:	Delaware, Illinois, Indiana, Iowa, Kentucky, Maryland, Minnesota, Nebraska, New Jersey, Ohio, Pennsylvania and Virginia

Dividends
During the fourth quarter of fiscal 2021, the Company paid cash dividends of $71.6 million, for a total of $289.3 million of dividends paid during the year. Subsequent to year-end, the Company declared a quarterly cash dividend of $0.225 per common share, an increase of 13% compared to its most recent dividend paid. The dividend is payable on December 15, 2021 to stockholders of record on December 6, 2021.

Share Repurchases
The Company repurchased 2.3 million shares of common stock for $212.6 million during the fourth quarter of fiscal 2021, for a total of 10.4 million shares of common stock for $874.0 million during the year. The Company's remaining stock repurchase authorization at September 30, 2021 was $546.2 million.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, November 9) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 995683), and the call will also be webcast from the Company's website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 98 markets in 31 states across the United States and closed 81,965 homes during its fiscal year ended September 30, 2021. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that housing market conditions remain very robust, with homebuyer demand exceeding our current capacity to deliver homes across most of our markets; we have continued to experience significant disruptions in our supply chain, including shortages and delivery delays in certain building materials along with tightness in the labor market; consequently, in the fourth quarter, we continued intentionally restricting our home sales pace by selling homes later in the construction cycle to align with our production levels and better ensure the certainty of home close dates for our homebuyers; currently, we are still restricting the pace of our sales orders during our first fiscal quarter, but to a lesser extent than during our fourth quarter; we are focused on increasing our production capacity and infrastructure to support a higher level of home starts; after starting construction on 22,400 homes during the fourth quarter, our homes in inventory at September 30, 2021 increased 26% from a year ago to 47,800 homes; during October 2021, we started more than 8,000 homes, further supporting our strong positioning to produce double-digit volume growth in fiscal 2022; we remain focused on maximizing returns and capital efficiency in each of our communities while increasing our market share; our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility; and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; significant supply chain disruptions and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2021	2020
	(In millions)
ASSETS
Cash and cash equivalents	$3,210.4	$3,018.5
Restricted cash	26.8	21.6
Total cash, cash equivalents and restricted cash	3,237.2	3,040.1
Inventories:
Construction in progress and finished homes	7,739.2	5,984.1
Residential land and lots — developed, under development, held for development and held for sale	7,918.1	6,253.3
Rental properties	821.8	—
Total inventory	16,479.1	12,237.4
Mortgage loans held for sale	2,027.3	1,529.0
Deferred income taxes, net of valuation allowance of $4.2 million and $7.5 million at September 30, 2021 and 2020, respectively	155.3	144.9
Property and equipment, net	392.9	683.7
Other assets	1,560.6	1,113.7
Goodwill	163.5	163.5
Total assets	$24,015.9	$18,912.3
LIABILITIES
Accounts payable	$1,177.0	$900.5
Accrued expenses and other liabilities	2,210.3	1,607.0
Notes payable	5,412.4	4,283.3
Total liabilities	8,799.7	6,790.8
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 397,190,100 shares issued and 356,015,843 shares outstanding at September 30, 2021 and 394,741,349 shares issued and 363,999,982 shares outstanding at September 30, 2020	4.0	3.9
Additional paid-in capital	3,274.8	3,240.9
Retained earnings	13,644.3	9,757.8
Treasury stock, 41,174,257 shares and 30,741,367 shares at September 30, 2021 and 2020, respectively, at cost	(2,036.6)	(1,162.6)
Stockholders’ equity	14,886.5	11,840.0
Noncontrolling interests	329.7	281.5
Total equity	15,216.2	12,121.5
Total liabilities and equity	$24,015.9	$18,912.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2021	2020	2021	2020
	(In millions, except per share data)
Revenues	$8,109.3	$6,400.4	$27,774.2	$20,311.1
Cost of sales	5,703.2	4,753.6	19,899.2	15,373.2
Selling, general and administrative expense	693.0	597.7	2,556.2	2,047.8
Gain on sale of assets	—	—	(14.0)	(59.5)
Loss on extinguishment of debt	—	—	18.1	—
Other (income) expense	(13.5)	(7.0)	(41.6)	(33.4)
Income before income taxes	1,726.6	1,056.1	5,356.3	2,983.0
Income tax expense	381.0	224.9	1,165.1	602.5
Net income	1,345.6	831.2	4,191.2	2,380.5
Net income attributable to noncontrolling interests	6.6	2.2	15.4	6.8
Net income attributable to D.R. Horton, Inc.	$1,339.0	$829.0	$4,175.8	$2,373.7

Basic net income per common share attributable to D.R. Horton, Inc.	$3.74	$2.28	$11.56	$6.49
Weighted average number of common shares	357.9	364.1	361.1	365.5

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.70	$2.24	$11.41	$6.41
Adjusted weighted average number of common shares	362.1	369.5	365.8	370.2

Other Consolidated Financial Data:
Interest charged to cost of sales	$39.4	$37.9	$142.2	$125.7
Depreciation and amortization	$17.2	$23.0	$73.9	$80.4
Interest incurred	$36.2	$39.9	$152.2	$153.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended September 30,
	2021	2020
	(In millions)
OPERATING ACTIVITIES
Net income	$4,191.2	$2,380.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73.9	80.4
Amortization of discounts and fees	8.2	10.2
Stock-based compensation expense	91.4	77.8
Equity in earnings of unconsolidated entities	(1.0)	(0.7)
Deferred income taxes	(10.0)	14.1
Inventory and land option charges	28.6	23.8
Gain on sale of assets	(14.0)	(59.5)
Loss on extinguishment of debt	18.1	—
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(1,734.9)	(739.1)
Increase in residential land and lots – developed, under development, held for development and held for sale	(1,720.6)	(324.4)
Increase in rental properties	(303.6)	—
Increase in other assets	(439.7)	(150.7)
Increase in mortgage loans held for sale	(498.3)	(457.0)
Increase in accounts payable, accrued expenses and other liabilities	845.1	566.2
Net cash provided by operating activities	534.4	1,421.6
INVESTING ACTIVITIES
Expenditures for property and equipment	(93.5)	(96.5)
Proceeds from sale of assets	37.6	129.8
Expenditures related to rental properties	(173.9)	(190.3)
Payments related to business acquisitions, net of cash acquired	(24.5)	(9.7)
Other investing activities	2.1	0.6
Net cash used in investing activities	(252.2)	(166.1)
FINANCING ACTIVITIES
Proceeds from notes payable	1,541.6	2,346.1
Repayment of notes payable	(826.3)	(1,682.9)
Advances on mortgage repurchase facility, net	362.0	243.7
Proceeds from stock associated with certain employee benefit plans	22.7	23.4
Cash paid for shares withheld for taxes	(78.5)	(38.2)
Cash dividends paid	(289.3)	(256.0)
Repurchases of common stock	(848.4)	(360.4)
Distributions to noncontrolling interests, net	(0.1)	(0.7)
Net proceeds from issuance of Forestar common stock	33.5	—
Other financing activities	(2.3)	(4.4)
Net cash (used in) provided by financing activities	(85.1)	270.6
Net increase in cash, cash equivalents and restricted cash	197.1	1,526.1
Cash, cash equivalents and restricted cash at beginning of year	3,040.1	1,514.0
Cash, cash equivalents and restricted cash at end of year	$3,237.2	$3,040.1

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,950.1	$153.6	$79.0	$16.8	$10.9	$3,210.4
Restricted cash	8.4	—	18.0	0.4	—	26.8
Inventories:
Construction in progress and finished homes	7,848.0	—	—	—	(108.8)	7,739.2
Residential land and lots	6,059.8	1,905.2	—	—	(46.9)	7,918.1
Rental properties	—	—	—	840.9	(19.1)	821.8
	13,907.8	1,905.2	—	840.9	(174.8)	16,479.1
Mortgage loans held for sale	—	—	2,027.3	—	—	2,027.3
Deferred income taxes, net	159.2	—	—	—	(3.9)	155.3
Property and equipment, net	303.3	2.9	3.5	0.6	82.6	392.9
Other assets	1,468.7	40.0	107.6	6.3	(62.0)	1,560.6
Goodwill	134.3	—	—	—	29.2	163.5
	$18,931.8	$2,101.7	$2,235.4	$865.0	$(118.0)	$24,015.9
Liabilities
Accounts payable	$1,073.7	$47.4	$—	$55.9	$—	$1,177.0
Accrued expenses and other liabilities	1,941.3	333.9	88.6	15.0	(168.5)	2,210.3
Notes payable	3,214.0	704.5	1,494.6	—	(0.7)	5,412.4
	$6,229.0	$1,085.8	$1,583.2	$70.9	$(169.2)	$8,799.7

	September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,551.0	$394.3	$55.6	$12.7	$4.9	$3,018.5
Restricted cash	9.4	—	11.9	0.3	—	21.6
Inventories:
Construction in progress and finished homes	6,037.5	—	—	—	(53.4)	5,984.1
Residential land and lots	4,977.5	1,309.7	—	—	(33.9)	6,253.3
Rental properties	—	—	—	316.0	(316.0)	—
	11,015.0	1,309.7	—	316.0	(403.3)	12,237.4
Mortgage loans held for sale	—	—	1,529.0	—	—	1,529.0
Deferred income taxes, net	142.3	—	—	—	2.6	144.9
Property and equipment, net	286.7	1.1	3.9	—	392.0	683.7
Other assets	996.3	34.8	125.8	4.5	(47.7)	1,113.7
Goodwill	134.3	—	—	—	29.2	163.5
	$15,135.0	$1,739.9	$1,726.2	$333.5	$(22.3)	$18,912.3
Liabilities
Accounts payable	$858.1	$29.2	$—	$13.2	$—	$900.5
Accrued expenses and other liabilities	1,437.5	197.8	86.8	6.4	(121.5)	1,607.0
Notes payable	2,514.4	641.1	1,132.6	—	(4.8)	4,283.3
	$4,810.0	$868.1	$1,219.4	$19.6	$(126.3)	$6,790.8
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts include the balances of the Company's other businesses, reconciling amounts between segment and consolidated balances, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$7,593.4	$—	$—	$—	$—	$7,593.4
Land/lot sales and other	34.5	418.7	—	—	(372.7)	80.5
Rental property sales	—	—	—	212.9	—	212.9
Financial services	—	—	222.5	—	—	222.5
	7,627.9	418.7	222.5	212.9	(372.7)	8,109.3
Cost of sales
Home sales (3)	5,552.2	—	—	—	(36.9)	5,515.3
Land/lot sales and other	28.4	341.3	—	—	(322.4)	47.3
Rental property sales	—	—	—	130.9	(0.6)	130.3
Inventory and land option charges	8.8	1.5	—	—	—	10.3
	5,589.4	342.8	—	130.9	(359.9)	5,703.2
Selling, general and administrative expense	527.8	19.7	127.9	15.0	2.6	693.0
Gain on sale of assets	—	(2.5)	—	—	2.5	—
Other (income) expense	(2.9)	(0.1)	(7.9)	(7.3)	4.7	(13.5)
Income before income taxes	$1,513.6	$58.8	$102.5	$74.3	$(22.6)	$1,726.6

	Year Ended September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$26,502.6	$—	$—	$—	$—	$26,502.6
Land/lot sales and other	75.0	1,325.8	—	—	(1,188.8)	212.0
Rental property sales	—	—	—	267.8	(31.8)	236.0
Financial services	—	—	823.6	—	—	823.6
	26,577.6	1,325.8	823.6	267.8	(1,220.6)	27,774.2
Cost of sales
Home sales (3)	19,748.4	—	—	—	(140.1)	19,608.3
Land/lot sales and other	56.2	1,093.6	—	—	(1,030.5)	119.3
Rental property sales	—	—	—	160.8	(17.8)	143.0
Inventory and land option charges	24.9	3.0	—	0.7	—	28.6
	19,829.5	1,096.6	—	161.5	(1,188.4)	19,899.2
Selling, general and administrative expense	1,945.6	68.4	488.3	44.6	9.3	2,556.2
Gain on sale of assets	—	(2.5)	—	—	(11.5)	(14.0)
Loss on extinguishment of debt	—	18.1	—	—	—	18.1
Other (income) expense	(10.3)	(1.4)	(29.3)	(24.8)	24.2	(41.6)
Income before income taxes	$4,812.8	$146.6	$364.6	$86.5	$(54.2)	$5,356.3
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,239.8	$(303.1)	$(195.8)	$(410.0)	$203.5	$534.4
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses, reconciling amounts between segment and consolidated balances, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$6,126.6	$—	$—	$—	$—	$6,126.6
Land/lot sales and other	31.8	347.6	—	—	(326.5)	52.9
Rental property sales	—	—	—	—	—	—
Financial services	—	—	220.9	—	—	220.9
	6,158.4	347.6	220.9	—	(326.5)	6,400.4
Cost of sales
Home sales (3)	4,736.6	—	—	—	(24.2)	4,712.4
Land/lot sales and other	23.4	303.1	—	—	(291.3)	35.2
Rental property sales	—	—	—	—	—	—
Inventory and land option charges	5.7	0.3	—	—	—	6.0
	4,765.7	303.4	—	—	(315.5)	4,753.6
Selling, general and administrative expense	466.9	12.9	107.0	9.0	1.9	597.7
Other (income) expense	(2.0)	(0.7)	(7.3)	(6.0)	9.0	(7.0)
Income (loss) before income taxes	$927.8	$32.0	$121.2	$(3.0)	$(21.9)	$1,056.1

	Year Ended September 30, 2020
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$19,560.8	$—	$—	$—	$—	$19,560.8
Land/lot sales and other	80.7	931.8	—	—	(847.1)	165.4
Rental property sales	—	—	—	128.5	(128.5)	—
Financial services	—	—	584.9	—	—	584.9
	19,641.5	931.8	584.9	128.5	(975.6)	20,311.1
Cost of sales
Home sales (3)	15,305.8	—	—	—	(58.6)	15,247.2
Land/lot sales and other	58.3	812.8	—	—	(768.9)	102.2
Rental property sales	—	—	—	69.0	(69.0)	—
Inventory and land option charges	22.9	0.9	—	—	—	23.8
	15,387.0	813.7	—	69.0	(896.5)	15,373.2
Selling, general and administrative expense	1,600.7	45.7	364.7	27.8	8.9	2,047.8
Gain on sale of assets	—	(0.1)	—	—	(59.4)	(59.5)
Other (income) expense	(11.7)	(5.6)	(25.0)	(8.1)	17.0	(33.4)
Income before income taxes	$2,665.5	$78.1	$245.2	$39.8	$(45.6)	$2,983.0
Summary Cash Flow Information
Cash provided by (used in) operating activities	$1,888.4	$(168.5)	$(292.8)	$(71.8)	$66.3	$1,421.6
_________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses, reconciling amounts between segment and consolidated balances, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
(Dollars in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Year Ended September 30,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	972	$540.4	1,375	$630.0	4,530	$2,320.2	5,308	$2,342.3
Southwest	1,823	911.2	3,414	1,268.0	9,456	4,179.3	10,214	3,838.8
South Central	4,558	1,502.7	6,174	1,614.7	23,631	6,992.9	21,511	5,555.2
Southeast	4,252	1,484.9	6,462	1,834.9	24,239	7,632.1	21,103	5,781.2
East	3,213	1,120.7	4,459	1,296.1	14,038	4,496.9	14,480	4,086.3
North	1,131	474.4	1,842	654.7	5,484	2,126.8	5,842	2,002.5
	15,949	$6,034.3	23,726	$7,298.4	81,378	$27,748.2	78,458	$23,606.3

HOMES CLOSED
	Three Months Ended September 30,				Year Ended September 30,
	2021		2020		2021		2020
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,404	$757.4	1,458	$643.4	5,120	$2,515.6	4,458	$1,950.8
Southwest	2,893	1,265.9	2,648	1,013.7	9,760	4,024.7	8,145	3,173.1
South Central	6,230	1,815.3	5,702	1,474.8	22,236	6,104.2	17,965	4,614.6
Southeast	6,059	1,930.5	5,339	1,473.9	23,842	7,066.1	17,921	4,863.8
East	3,616	1,152.2	3,596	1,013.8	14,678	4,453.9	12,266	3,408.5
North	1,735	672.1	1,505	507.0	6,329	2,338.1	4,633	1,550.0
	21,937	$7,593.4	20,248	$6,126.6	81,965	$26,502.6	65,388	$19,560.8

SALES ORDER BACKLOG
	As of September 30,
	2021		2020
	Homes	Value	Homes	Value
Northwest	954	$497.7	1,544	$693.1
Southwest	3,438	1,495.9	3,742	1,341.3
South Central	8,733	2,825.4	7,213	1,904.9
Southeast	7,319	2,534.7	6,922	1,968.6
East	4,217	1,469.4	4,857	1,426.4
North	1,560	640.0	2,405	851.3
	26,221	$9,463.1	26,683	$8,185.6

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY

	September 30, 2021			September 30, 2020
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	9,000	31,400	40,400	5,000	21,300	26,300
Southwest	22,800	34,300	57,100	21,300	19,800	41,100
South Central	42,800	79,000	121,800	35,400	57,400	92,800
Southeast	26,700	125,500	152,200	29,100	84,700	113,800
East	17,300	83,100	100,400	12,200	54,800	67,000
North	9,200	49,200	58,400	9,600	26,300	35,900
	127,800	402,500	530,300	112,600	264,300	376,900
	24%	76%	100%	30%	70%	100%

_____________
(1)Lots controlled at September 30, 2021 included approximately 39,200 lots owned or controlled by Forestar, 21,000 of which our homebuilding divisions have under contract to purchase and 18,200 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2020 included approximately 30,400 lots owned or controlled by Forestar, 14,000 of which our homebuilding divisions had under contract to purchase and 16,400 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)
	September 30,
	2021	2020
Northwest	2,600	2,500
Southwest	5,500	4,500
South Central	14,000	11,300
Southeast	13,600	10,200
East	7,300	6,400
North	4,800	3,100
	47,800	38,000
_____________
(1)Homes in inventory exclude 1,900 and 600 homes related to our single-family rental operations at September 30, 2021 and 2020, respectively, and also exclude approximately 1,800 model homes at both dates.